REVLON, INC. AND SUBSIDIARIES
Exhibit 31.4
CERTIFICATIONS

I, Victoria Dolan, certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A (the "Report") of Revlon Consumer Products Corporation; and

2.Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: March 31, 2022

/s/ Victoria Dolan
Victoria Dolan
Chief Financial Officer